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                                                                    Exhibit 23.2

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-53252, Form S-3 No. 33-34303, Form S-3 No. 33-35301, Form S-3 No. 33-
41916, Form S-3 No. 33-82618, Form S-3 No. 33-63841, Form S-3 No. 333-06007,
Form S-8 No. 33-34304, Form S-8 No. 33-60969 and Form S-8 No. 33-63537) of
National Media Corporation of our report dated May 24, 1996, with respect to the financial statements of Prestige Marketing International Limited included in the Current Report of National Media Corporation (Form 8-K) dated July 1, 1996 filed with the Securities and Exchange Commission.

                                 Ernst & Young

Auckland, New Zealand
July 12, 1996